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                                                                  EXHIBIT 99.168


YENDT, JOHN
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From:             Paul_A_Thibodeaux@calpx.com
Sent:             Monday, April 10, 2000 04:57 PM
To:               Dongfang_Wen@calpx.com
Cc:               Shangyou_A_Hao@calpx.com; Seth_E_Wilson@calpx.com;
                  Fulin_A_Zhuang@calpx.com; Alan_M_Rodgers%PXNOTE@calpx.com;
                  John_J_Lynch@calpx.com; john.yendt@ps.net
Subject:          Re: service request 505 - compliance



[ATTACHMENT]

                  This is a request for data extraction - a one-time deal for this iteration. No production update.

If the BU wants this done again and regularly, they must open a new SR.

pt


Dongfang Wen
04/10/2000 01:38 PM

To:   Paul A Thibodeaux/users/PX_CALIF@PXNOTES
cc:   Shangyou A Hao/users/PX_CALIF@PXNOTES, Seth E
      Wilson/users/PX_CALIF@PXNOTES, Fulin A Zhuang/users/PX_CALIF@PXNOTES,
      Alan M Rodgers/users/PX_CALIF@PXNOTE, John J Lynch/users/PX_CALIF@PXNOTES, john.yendt@ps.net
Fax to:
Subject: Re: service request 505 - compliance (Document link: Paul A Thibodeaux)

Paul: If the deliverable will be install on production, a CRF (may be urgent) must be submitted. Thank you. Dongfang


Paul A Thibodeaux
04/10/2000 11:45 AM

To:   Shangyou A Hao/users/PX_CALIF@PXNOTES
cc:   Seth E Wilson/users/PX_CALIF@PXNOTES, Fulin A
      Zhuang/users/PX_CALIF@PXNOTES, Alan M Rodgers/users/PX_CALIF@PXNOTE, Dongfang Wen/users/PX_CALIF@PXNOTES, John J Lynch/users/PX_CALIF@PXNOTES, john.yendt@ps.net
Fax to:
Subject: Re: service request 505 - compliance (Document link: Dongfang Wen)

Note that this is an EMERGENCY request and is underway, with a partial deliverable today.

Shangyou A Hao
04/07/2000 01:42 PM

To:   Seth E Wilson/users/PX_CALIF@PXNOTES
cc:   Fulin A Zhuang/users/PX_CALIF@PXNOTES, Paul A
      Thibodeaux/users/PX_CALIF@PXNOTES, Alan M Rodgers/users/PX_CALIF@PXNOTE, Dongfang Wen/users/PX_CALIF@PXNOTES, John J Lynch/users/PX_CALIF@PXNOTES

Subject:   service request

                                        1


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Seth:

Attached form includes the SME evaluation for you service request of Robert's data request.

This request will likely be discussed in the next week's IT steering Committee meeting. If you have questions, please let me know.

Shangyou

(See attached file: SME SRF 2000-505 (compliance).doc)








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